UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 18, 2014, Deckers Outdoor Corporation (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders voted on three proposals. Proxies for the Annual Meeting were solicited pursuant to Regulation A of the Securities Exchange Act of 1934.
The three proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal are as follows:
Election of Directors
The stockholders elected eight candidates nominated by the Board to serve as directors of the Company to serve until the annual meeting of stockholders to be held in 2015 and until their successors are duly elected and qualified. The following sets forth the results of the voting with respect to each candidate:

	Shares Voted
Name of Candidate	For	Authority Withheld	Broker Non-Votes
Angel R. Martinez	28,679,038	547,990	3,000,998
John M. Gibbons	29,136,723	90,305	3,000,998
Karyn O. Barsa	28,936,530	290,498	3,000,998
Maureen Conners	29,171,034	55,994	3,000,998
Michael F. Devine, III	29,183,996	43,032	3,000,998
John G. Perenchio	28,924,491	302,537	3,000,998
James Quinn	29,173,352	53,676	3,000,998
Lauri Shanahan	28,949,308	277,720	3,000,998

Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal period of January 1, 2014 through March 31, 2014 (transition period) and the fiscal period of April 1, 2014 through March 31, 2015 (fiscal year 2015). The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
32,076,184	118,586	33,256

Advisory Vote on Executive Compensation

The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
21,428,626	6,984,619	813,783	3,000,998

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	Deckers Outdoor Corporation
/s/ Thomas A. George
Thomas A. George, Chief Financial Officer